UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 29, 2021

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York Stock Exchange
6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	AL PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2021, Air Lease Corporation (the “Company”) entered into the Sixth Amendment and Extension Agreement (the “Sixth Amendment) to Second Amended and Restated Credit Agreement which amended and extended its unsecured revolving credit facility, dated as of May 5, 2014, with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein (as previously amended and extended by the First Amendment, dated as of June 1, 2015, the Second Amendment, dated as of May 27, 2016, the Third Amendment and Extension Agreement, dated as of May 2, 2017, the Fourth Amendment and Extension Agreement, dated as of May 2, 2018, the Fifth Amendment and Extension Agreement, dated as of May 3, 2019 and as further amended by the Sixth Amendment, the “Syndicated Unsecured Revolving Credit Facility”) whereby the Company, among other things, (i) extended the final maturity date from May 5, 2023 to May 5, 2025, (ii) increased the total revolving commitments thereunder to approximately $6.4 billion as of April 29, 2021, across 50 financial institutions, (iii) amended certain financial maintenance covenants and (iv) added benchmark replacement language with respect to LIBOR largely based on Alternative Reference Rates Committee LIBOR fallback language. The amendments to financial maintenance covenants included removing the maximum consolidated leverage ratio covenant, increasing the required level for minimum consolidated shareholders equity and removing the mechanism for suspending the minimum interest coverage ratio if certain debt ratings are met.

The Syndicated Unsecured Revolving Credit Facility remains priced at LIBOR plus 1.05% with a 0.20% facility fee, each subject to adjustments based on changes to the Company’s credit rating. Under the Syndicated Unsecured Revolving Credit Facility, lenders hold revolving commitments totaling approximately $5.7 billion that mature on May 5, 2025, commitments totaling $575.0 million that mature on May 5, 2023, commitments totaling $105.0 million that mature on May 5, 2022 and commitments totaling $5.0 million that mature on May 5, 2021. Some of the lenders party to the Syndicated Unsecured Revolving Credit Facility and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the transaction is qualified in its entirety by reference to the complete text of the Sixth Amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 29, 2021 the Company issued a press release announcing entry into the Sixth Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Sixth Amendment and Extension Agreement, dated April 29, 2021, to the Second Amended and Restated Credit Agreement, dated as of May 5, 2014 among Air Lease Corporation, as Borrower, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Sixth Amendment”).

99.1	Air Lease Corporation Press Release dated April 29, 2021.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION

Date: April 30, 2021

	By:	/s/ Gregory B. Willis
	Name:	Gregory B. Willis
	Title:	Executive Vice President and Chief Financial Officer